EXECUTION COPY




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                               THIRD AMENDMENT TO
                              VISHAY LOAN AGREEMENT


                            DATED AS OF JUNE 30, 1997

                             COMERICA BANK, AS AGENT

                NATIONSBANK OF NORTH CAROLINA, N.A., AS CO-AGENT
             BERLINER HANDELS-UND FRANKFURTER BANK, AS LEAD MANAGER

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                                 THIRD AMENDMENT

         THIS THIRD AMENDMENT ("Third Amendment") is made as of this 30th day of June, 1997 by and among Vishay Intertechnology, Inc., a Delaware corporation ("Company"), Comerica Bank, successor by merger to Manufacturers Bank, N.A., formerly known as Manufacturers National Bank of Detroit ("Comerica"), the banks signatory hereto (individually, a "Bank" and collectively, "Banks"), and Comerica Bank, as agent for the Banks (in such capacity, "Agent").

         RECITALS:

         A. Company, Agent and the Banks entered into that certain Amended and Restated Vishay Intertechnology, Inc. $302,500,000 Revolving Credit and Term Loan Agreement dated as of July 18, 1994 (as amended by that certain First Amendment dated as of June 27, 1995 and that certain Second Amendment dated as of March 14, 1996, the "Vishay Loan Agreement") under which the Banks renewed and extended (or committed to extend) credit to the Company and the Permitted Borrowers, as set forth therein.

         B. At the Company's request, Agent and the Banks have agreed with the Company and the Permitted Borrowers to make certain amendments to the terms and conditions of the Vishay Loan Agreement, but only on the terms and conditions set forth in this Third Amendment.

         NOW, THEREFORE, Company, the Permitted Borrowers, Agent and the Banks agree:

         1.     Section 1 of the Vishay Loan Agreement is amended as follows:

               (a) Section 1.67 (the definition of "Fixed Charge Coverage Ratio") is amended and restated in its entirety as follows:

                    "1.67 'Fixed Charge Coverage Ratio' shall mean a ratio,  (i)
               the numerator of which shall be equal to the Operating Income of the Company plus depreciation and amortization, each for the preceding 12-month period ending on the date of determination (and determined in accordance with GAAP), minus Capital Expenditures of the Company during such 12-month period and (ii) the denominator of which shall be the Interest Expense of the Company for such 12-month period, in each case determined in accordance with GAAP."

               (b) Section  1.79 (the  definition  of  "Intercompany  Loan") and
          Section 1.80 (the definition of "Intercompany Loans,


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          Advances or Investments") are amended to replace each reference to the
          words  "100%  Subsidiary"   contained  therein  with  the  words  "any
          Subsidiary or Joint Venture, more than 50% of the share capital of which is owned, directly or indirectly, by the Company".

               (c) New Sections 1.86A, 1.86B and 1.86C (defining "Lite-On Joint Venture Agreement", "Lite-On Joint Venture Documents" and "LPSC") are added, immediately after Section 1.86, as follows:

                    "1.86A  'Lite-On  Joint Venture  Agreement'  shall mean that certain Joint Venture Agreement dated April 25, 1997 by and between the Company and Lite-On [JV Co.], a company formed under the laws of the Republic of China, relating to the acquisition by the Company of LPSC, as amended (subject to the terms hereof), from time to time.

                    "1.86B  'Lite-On  Documents'  shall mean the  Lite-On  Joint
               Venture Agreement, that certain Stock Purchase Agreement dated April 25, 1997 by and among the Company and the shareholders of LPSC, and that certain Stock Appreciation Right Agreement dated as of ____________, 1997 by and between the Company and Lite-On [JV CO.], each as amended (subject to the terms hereof) from time to time.

                    "1.86C  'LPSC'  shall  mean  Lite-On   Power   Semiconductor
               Corporation, a company formed under the laws of the Republic of China."

               (d) Section 1.108 (the definition of "Permitted Transfer") is amended to replace the word "and" in the eighteenth line thereof (immediately preceding clause (iv) of said Section) with a comma and to add a new clause (v) beginning in the twenty-fifth line thereof (immediately preceding the proviso), as follows:

               "and (v) the transfer to Lite-On [JV Co.], of up to a 35% interest in the joint venture company to be established under
               Section 2.1 of the Lite-On Joint Venture Agreement, for the price and on the other terms and conditions set forth therein and in the other Lite-On Documents;"

               (e) Section 1.153 is amended to add, following the words "joint stock company," (in the second line thereof), the words "limited liability company, partnership".

         2.    Section 7 of the Vishay Loan Agreement is amended as follows:

               (a) Section 7.4 is amended and restated in its entirety, as follows:


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                         "7.4  Tangible  Net  Worth.  Maintain,  and  cause  its
                    Subsidiaries to maintain, Tangible Net Worth which on a Consolidated basis will at no time be less than Five Hundred Million Dollars ($500,000,000), plus the sum of the Net Income Adjustment and the Equity Offering Adjustment."

               (b) Sections 7.5A and 7.5B are amended and restated in their entirety, as follows:

                         "7.5   Leverage   Ratio.   Maintain,   and   cause  its
                    Subsidiaries to maintain, a Leverage Ratio which on a Consolidated basis will at no time exceed 3.25 to 1.0."

               (c) Section 7.6 is amended and restated in its entirety, as follows:

                         "7.6 Fixed Charge Coverage Ratio.  Maintain,  and cause
                    its Subsidiaries to maintain, a Fixed Charge Coverage Ratio which on a Consolidated basis will at no time be less than
                    2.0 to 1.0."

         3.    Section 8 of the Vishay Loan Agreement is amended, as follows:

               (a) Section 8.2 is amended to delete from the second line thereof, the word "acquisition,".

               (b) Section 8.4(b) is amended to add, following the word "excluding", in the second line thereof, the words "indebtedness to".

               (c) Section 8.6 is amended to redesignate existing  subparagraphs
          (b) and (c) as subparagraphs (c) and (d), respectively, and to add a new subparagraph (b) to said Section 8.6, as follows:

                    "(b) Cash dividends by any non-100%  Subsidiary or any Joint
                         Venture, provided that such dividends are paid to each holder of share capital therein (including Company or any of its other Subsidiaries) on a pro rata basis (based on the relative amounts of share capital held by each such holder) and provided further that such dividends are paid to the Company or its other Subsidiaries on substantially the same (or better) terms as (and contemporaneously with) any dividends paid to Persons other than the Company and its Subsidiaries."


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               (d) Section  8.7(d) is amended and restated in its  entirety,  as follows:

               "(d) Intercompany  Loans,  Advances or Investments without regard to any  repayment  of such loans,  advances  or  investments
                    (other than the repayment or recovery of capital or principal), provided that both before and after giving effect to any such loans, advances or investments, no Default or Event of Default has occurred and is continuing under this Agreement."

               (e) Section 8.7(e) is amended and restated in its entirety, as follows:

               "(e) loans,  advances  or  investments  (without  regard  to  any repayment of such loans, advances or investments, other than the repayment of capital or principal) to any Joint Venture or Subsidiary, including without limitation guaranties by the Company or any Subsidiary (valued on the basis of the aggregate amount of indebtedness covered by a guaranty) of third-party indebtedness of any such Joint Venture or Subsidiary, which loans, advances or investments are not otherwise permitted under this Section 8.7, in an aggregate amount at any time outstanding not to exceed five percent (5%) of Tangible Net Worth;"

               (f) Section 8.12 is amended and restated in its entirety, as follows:

                           "8.12  Amendment  of  Stock  Purchase   Agreement  or
                  Lite-On Documents. Amend, modify or otherwise alter (or suffer to be amended, modified or altered) any of the material terms and conditions of the Stock Purchase Agreement or the Lite-On Documents in any respect which is materially adverse to the Company, as determined by Company in its reasonable discretion, without the prior written approval of Agent and the Majority Banks; provided that promptly following any amendment to any of such documents, Company shall provide Agent with copies of such amendments, for distribution to the Banks."

         4. Section 13.8(c) (establishing a 50% minimum hold requirement) is amended to delete the second proviso (set forth in the fifteenth through eighteenth lines thereof) from said Section 13.8(c) and Section 13.8(d)(ii) is amended and restated in its entirety, as follows:


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                    "(ii) each assignment  shall be in a minimum amount equal to the lesser of (A) a Bank's entire remaining interest under the Loan Agreements (and the Notes issued thereunder) or (B) Ten Million Dollars ($10,000,000) or, as applicable, the Alternative Currency Equivalent thereof;".

         5. Company and each of the Permitted Borrowers ratify and confirm, as of the date hereof, each of the representations and warranties set forth in Sections 6.1 through 6.21, inclusive, of the Vishay Loan Agreement (as amended by this Third Amendment), and acknowledge that such representations and warranties are and shall remain continuing representations and warranties during the entire life of the Vishay Loan Agreement.

         6. Except as specifically set forth above, this Third Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Vishay Loan Agreement, any of the Notes issued thereunder, or any of the other Loan Documents, or to constitute a waiver by Banks or Agent of any right or remedy under the Vishay Loan Agreement, any of the Notes issued thereunder or any of the other Loan Documents.

         7. This Third Amendment shall become effective as of June 30, 1997, subject to the satisfaction by Company and each of the Permitted Borrowers of the following conditions on or before July __, 1997:

               (a) Agent shall have received counterpart originals of this Third Amendment duly executed and delivered by the Majority Banks, the Company and the Permitted Borrowers and in form satisfactory to Agent and the Majority Banks; and

               (b) Agent shall have received from Company and the Permitted Borrowers, as applicable, copies, certified by a duly authorized officer to be true and complete as of the date hereof, of records of all action taken by Company and the Permitted Borrowers, as the case may be, to authorize the execution and delivery of this Third Amendment.

         8. Unless otherwise expressly defined to the contrary herein, all capitalized terms used in this Third Amendment shall have the meaning set forth in the Vishay Loan Agreement.

         9. By executing this Third Amendment, each of the Permitted Borrowers consents to and acknowledges and agrees to be bound by the terms and conditions of this Third Amendment.

         10. This Third Amendment may be executed in counterpart, in accordance with Section 13.10 of the Vishay Loan Agreement.

                                      * * *

                   [SIGNATURES CONTAINED ON SUCCEEDING PAGES]


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         IN WITNESS WHEREOF,  Company, the Banks and Agent have each caused this
Third Amendment to be executed by their respective duly authorized officers or agents, as applicable, all as of the date first set forth above.


COMPANY:                                    AGENT:

VISHAY INTERTECHNOLOGY, INC.                COMERICA BANK, as Agent


By: /s/ Richard N. Grubb                     By: /s/ Dan M. Roman
    --------------------                        --------------------
Its: Executive Vice President               Its:  Vice President
63 Lincoln Highway                          One Detroit Center
Malvern, Pennsylvania 19355                 500 Woodward Avenue
                                            Detroit, Michigan 48226
                                            Attention: National Division



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


BANKS:

COMERICA BANK


By: /s/ Dan M. Roman
   -----------------
        Dan M. Roman
Its: Vice President


NATIONSBANK OF NORTH
  CAROLINA, N.A.


By: /s/ Yousuf Omar
    ---------------
        Yousuf Omar
Its: Senior Vice President



SIGNET BANK/MARYLAND

By: /s/ Janice E. Godwin
    --------------------
        Janice E. Godwin
Its:  Vice President

CORESTATES BANK, N.A.,
formerly known as and
continuing to do business
under the name of THE
PHILADELPHIA NATIONAL BANK

By: /s/ Kathleen Stucy
    --------------------
        Kathleen Stucy
Its: Senior Vice President


BERLINER HANDELS-UND
FRANKFURTER  BANK

By: /s/ Dana L. McDougall
------------------------

Its: Vice President

BANK HAPOALIM, B.M.

By: /s/ Carl Kopfinger
    ------------------
        Carl Kopfinger
Its:  Vice President

BANK LEUMI le-ISRAEL, B.M.


By: /s/ Y. Apelker
------------------

Its: Authorized Representative


ABN AMRO BANK N.V. NEW YORK
BRANCH


By: /s/ Nancy W. Lanzoni
    --------------------
        Nancy W. Lanzoni
Its: Group Vice President

and

By: /s/ John M. Kinney
----------------------
        John M. Kinney
Its: Assistant Vice President


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CREDIT LYONNAIS NEW YORK
BRANCH

By: /s/ Robert Ivosevich
    --------------------
        Robert Ivosevich
Its: Senior Vice President


CREDIT SUISSE

By:  /s/ David Finney
     ----------------
         David Finney
Its: Managing Director

AND


By: /s/ Tom Muoio
-----------------
    Tom Muoio
Its: Vice President



FLEET NATIONAL BANK, formerly
known as SHAWMUT BANK, N.A.

By: Authorized Representative
    -------------------------




ACKNOWLEDGED AND AGREED
BY THE PERMITTED BORROWERS:

VISHAY EUROPE GmbH


By: /s/ Richard N. Grubb
    --------------------
        Richard N. Grubb
Its: Authorized Representative



DRALORIC ELECTRONIC GmbH


By: /s/ Richard N. Grubb
    --------------------
        Richard N. Grubb
Its: Authorized Representative


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